Exhibit 10.1

Execution Version

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT, dated as of March 26, 2018 (this “Agreement”), is entered into by and among Tallgrass Energy GP, LP, a Delaware limited partnership (“TEGP”), Tallgrass Equity, LLC, a Delaware limited liability company (“TE”), and Tallgrass Energy Partners, LP, a Delaware limited partnership (the “Partnership”). TEGP, TE and the Partnership are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, concurrently herewith, the Parties are entering into an Agreement and Plan of Merger (the “Merger Agreement”) by and among TEGP, TE, the Partnership, Razor Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (“Merger Sub”), and Tallgrass MLP GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will be merged with and into the Partnership, with the Partnership as the sole surviving entity (the “Merger”);

WHEREAS, as of the date hereof, TE is the Record Holder (as defined herein) and beneficial owner of, and has the right to vote and dispose of, in the aggregate, 25,619,218 Partnership Common Units (the “Existing Units”);

WHEREAS, as a condition of the willingness of the parties to the Merger Agreement to enter into the Merger Agreement and to proceed with the Transactions, including the Merger, the Parties are entering into this Agreement; and

WHEREAS, TE acknowledges that the Partnership and TEGP are entering into the Merger Agreement in reliance on TE’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of TE set forth herein, and would not enter into the Merger Agreement if TE did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.    Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

“Covered Units” means TE’s Existing Units, together with any Partnership Common Units that TE becomes the Record Holder or beneficial owner of on or after the date hereof.

“Proxy Designee” means a Person designated by the Partnership Conflicts Committee by written notice to each of the Parties, which notice may simultaneously revoke the designation of any Person as a Proxy Designee.

“Record Holder” has the meaning ascribed thereto in the TEP Partnership Agreement.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, hypothecate, encumber or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise); provided, however, that for the purposes of clarification, a “Transfer” shall not include any existing or future pledges or security interests issued by TE (or the foreclosure thereof) in connection with a bona fide loan, indenture or other contract for indebtedness.

2.    Agreement to Vote in Favor of Merger. Prior to the Termination Date (as defined herein), TEGP and TE irrevocably and unconditionally agree that, at any meeting of the limited partners of the Partnership, however called, whether annual or special and whether or not an adjourned or postponed meeting (or in connection with any written consent of the limited partners of the Partnership), TE shall, and TEGP shall cause TE to, (a) appear at such meeting or otherwise cause the Covered Units to be counted as present thereat for purposes of establishing a quorum and (b) vote, or cause to be voted, at such meeting (or validly execute and return and cause consent to be granted with respect to), all Covered Units (in all manners and by each applicable class) (i) in favor of the Merger Agreement and the Transactions, including, for the avoidance of doubt, the Merger, and any other matters required to be approved by the holders of Partnership Common Units in connection with the Transactions, and (ii) against (A) any Acquisition Proposal, including any Superior Proposal, and (B) any action that could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the Merger, the Merger Agreement or any of the Transactions or the matters contemplated by this Agreement. If TE is the beneficial owner, but not the Record Holder, of any Covered Units, TE agrees to take all actions necessary to cause the Record Holder and any nominees to vote (or grant a consent with respect to) all of such Covered Units in accordance with this Section 2. Except as otherwise set forth in or contemplated by this Agreement, TE may vote the Covered Units in its discretion on all matters submitted for the vote of holders of Partnership Common Units or in connection with any written consent of the holders of Partnership Common Units in a manner that is not inconsistent with the terms of this Agreement.

3.    Grant of Irrevocable Proxy; Appointment of Proxy.

(a)    FROM AND AFTER THE DATE HEREOF UNTIL THE TERMINATION DATE, TE HEREBY IRREVOCABLY AND UNCONDITIONALLY GRANTS TO, AND APPOINTS, CHRISTOPHER R. JONES, AND ANY OTHER PROXY DESIGNEE, EACH OF THEM INDIVIDUALLY, AS TE’S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE (OR EXERCISE A WRITTEN CONSENT WITH RESPECT TO) THE COVERED UNITS SOLELY IN ACCORDANCE WITH SECTION 2. THIS PROXY IS IRREVOCABLE (UNTIL THE TERMINATION DATE AND EXCEPT AS TO ANY PROXY DESIGNEE WHOSE DESIGNATION AS A PROXY DESIGNEE IS REVOKED BY THE PARTNERSHIP CONFLICTS COMMITTEE) AND COUPLED WITH AN INTEREST, AND TE WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS

AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY OTHER PROXY PREVIOUSLY GRANTED BY TE WITH RESPECT TO THE COVERED UNITS (AND TE HEREBY REPRESENTS TO THE PARTNERSHIP THAT ANY SUCH OTHER PROXY IS REVOCABLE).

(b)    The proxy granted in this Section 3 shall automatically expire upon the termination of this Agreement.

4.    Prohibition on Transfers and Certain Other Actions. Neither TEGP nor TE shall, and TEGP shall cause TE and each other member of the TEGP Group not to, without the prior written consent of the Partnership Conflicts Committee, in any manner:

(a)    Transfer, or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of, any of the Covered Units or any other equity securities in the Partnership held, directly or indirectly, by any member of the TEGP Group or beneficial ownership or voting power thereof or therein (including by operation of law), except to the extent permitted by the Merger Agreement;

(b)    knowingly take any action that would make any representation or warranty of TE contained herein untrue or incorrect or have the effect of preventing or disabling TE from performing its obligations under this Agreement; or

(c)    propose, agree to, promote, solicit or publicly announce its willingness to undertake or support any of the foregoing.

5.    No Inconsistent Agreements. Except as contemplated by this Agreement, TE (i) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Units and (ii) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Units, in either case, which is inconsistent with TE’s obligations pursuant to this Agreement.

6.    Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the occurrence of a Partnership Adverse Recommendation Change made by the Partnership Conflicts Committee, (c) the termination of the Merger Agreement in accordance with its terms and (d) the mutual written agreement of the Parties to terminate this Agreement approved by the TEGP Management Board in the case of TEGP or TE and by the Partnership Conflicts Committee in the case of the Partnership (such earliest date being referred to herein as the “Termination Date”); provided, however, that the provisions set forth in Section 11, Section 15, Section 17, Section 21 and Section 23 shall survive the termination of this Agreement; and provided, further, that any liability incurred by any Party as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

7.    Representations and Warranties of TE. TE hereby represents and warrants to the other Parties as follows:

(a)    TE is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by TE and the performance by TE of its obligations hereunder have been duly authorized and approved by all requisite limited liability company action of TE. This Agreement has been duly executed and delivered by TE and, assuming due authorization, execution and delivery by the other Parties, constitutes a valid and legally binding obligation of TE, enforceable against TE in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity).

(b)    As of the date of this Agreement, (i) TE owns, beneficially and of record, the Existing Units and holds good title, free and clear of all Liens, to the Existing Units (except as set forth in the TEP Partnership Agreement and restrictions under applicable federal and state securities laws); (ii) TE has voting power, power of disposition and power to agree to all matters set forth in this Agreement, in each case with respect to all of the Existing Units (except as set forth in the TEP Partnership Agreement and restrictions under applicable federal and state securities laws); and (iii) other than the Existing Units, TE owns no Equity Interests in the Partnership.

(c)    As of the date of this Agreement, no member of the TEGP Group other than TE owns any Partnership Common Units.

(d)    The execution, delivery and performance of this Agreement by TE does not, and the fulfillment and compliance with the terms and conditions hereof by TE will not, (i) violate, conflict with, result in any breach of or require the consent of any Person under, any of the terms, conditions or provisions of the certificate of formation or limited liability company agreement of TE; (ii) conflict with or violate any applicable law; or (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, or result in the suspension, termination or cancellation of, or in a right of suspension, termination or cancellation of, any indenture, mortgage, agreement, contract, commitment, license, concession, permit, lease, joint venture or other instrument to which TE is a party or by which it is bound, except in the case of clauses (ii) and (iii) for those items which, individually or in the aggregate, would not reasonably be expected to materially impair the ability of TE to perform its obligations under this Agreement.

(e)    No notice to or consent, approval, license, permit, order or authorization of any governmental authority or other Person is required to be obtained or made by TEGP, TE, Merger Sub or the General Partner in connection with the execution, delivery and performance of this Agreement, except for such consents, approvals, licenses, permits, orders or authorizations that are required under the Exchange Act or that, individually or in the aggregate, would not reasonably be expected to materially impair the ability of TE to perform its obligations under this Agreement.

(f)    As of the date of this Agreement, there is no action, suit, investigation, complaint or other proceeding pending against TE or, to the knowledge of TE, threatened against TE that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by the Partnership of its rights under this Agreement or the performance by TE of its obligations under this Agreement.

8.    TE Capacity. This Agreement is being entered into (a) by TE solely in its capacity as a holder of Partnership Common Units and (b) by TEGP solely in its capacity as the managing member of TE, and nothing in this Agreement shall restrict or limit the ability of TE or TEGP or any of their respective Affiliates or any employee, director or officer of TE, TEGP or any of their respective Affiliates who is an employee, director or officer of the Partnership, its Affiliates (which, for this purpose, includes Tallgrass Management, LLC) or the General Partner to take any action in his or her capacity as an employee, director or officer of any of the Partnership, its Affiliates (which, for this purpose, includes Tallgrass Management, LLC) or the General Partner, as the case may be, to the extent permitted by the Merger Agreement or not otherwise expressly prohibited by this Agreement.

9.    Disclosure. TE hereby authorizes TEGP and the Partnership to publish and disclose in any announcement or disclosure required by the SEC and in the Registration Statement, including the Proxy Statement forming a part thereof, of TE’s identity and ownership of the Covered Units and the nature of the TE’s obligations under this Agreement.

10.    No Ownership Interest. Other than, with respect to TEGP, in its capacity as the managing member of TE, and except as otherwise provided herein: (a) nothing contained in this Agreement shall be deemed to vest in TEGP or the Partnership any direct or indirect ownership or incidence of ownership of or with respect to any Covered Units; and (b) all rights, ownership and economic benefit relating to the Covered Units shall remain vested in and belong to TE, and TEGP and the Partnership shall have no authority to direct TE in the voting or disposition of any of the Covered Units.

11.    Non-Survival of Representations and Warranties. The representations and warranties of TE contained herein shall not survive the termination of this Agreement in accordance with its terms.

12.    Amendments and Waivers. Subject to compliance with applicable law, any provision of this Agreement may be (a) waived in writing by the Party benefited by the provision and approved by the TEGP Management Board in the case of TEGP or TE and by the Partnership Conflicts Committee in the case of the Partnership and executed in the same manner as this Agreement, or (b) amended or modified at any time by an agreement in writing between the Parties approved by the TEGP Management Board in the case of TEGP and TE and by the Partnership Conflicts Committee in the case of the Partnership and executed in the same manner as this Agreement. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

13.    Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any Party to another Party shall be in writing and delivered in person, by courier service requiring acknowledgement of receipt of delivery or by fax, as follows:

If to TEGP, addressed to:

Tallgrass Energy GP, LP

4200 W. 115th Street, Suite 350

Leawood, KS 66211

Attention: General Counsel

Tel: (913) 928-6010

Fax: (913) 928-6011

with copies (which shall not constitute notice) to:

Baker Botts L.L.P.

98 San Jacinto Blvd., Suite 1500

Austin, TX 78701

Attention: Mollie Duckworth

                  Joshua Davidson

Tel: (512) 322-2551

Fax: (512) 322-8362

If to TE, addressed to:

Tallgrass Equity, LLC

4200 W. 115th Street, Suite 350

Leawood, KS 66211

Attention: General Counsel

Tel: (913) 928-6010

Fax: (913) 928-6011

with copies (which shall not constitute notice) to:

Baker Botts L.L.P.

98 San Jacinto Blvd., Suite 1500

Austin, TX 78701

Attention: Mollie Duckworth

                 Joshua Davidson

Tel: (512) 322-2551

Fax: (512) 322-8362

If to the Partnership, addressed to:

Tallgrass Energy Partners, LP

4200 W. 115th Street, Suite 350

Leawood, KS 66211

Attention: General Counsel

Tel: (913) 928-6010

Fax: (913) 928-6011

and

Tallgrass Energy Partners, LP

4200 W. 115th Street, Suite 350

Leawood, KS 66211

Attention: Conflicts Committee Chair

Tel: (913) 928-6010

Fax: (913) 928-6011

with a copy (which shall not constitute notice) to:

Bracewell LLP

711 Louisiana, Suite 2300

Houston, Texas 77002

Attention: Troy L. Harder

                  Gary W. Orloff

Tel: (713) 221-1456

Fax: (800) 404-3970

14.    Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

15.    Governing Law. This Agreement shall be subject to and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws. With respect to any action, suit or proceeding arising out of or relating to this Agreement, each Party agrees that Section 8.3 of the Merger Agreement shall govern and makes the acknowledgements provided therein.

16.    Specific Performance. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with Section 16, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party further agrees that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 17, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

17.    Conflicting Provisions. This Agreement sets forth the Parties’ rights, responsibilities and liabilities with respect to the matters set forth herein. In this Agreement, specific provisions prevail over general provisions.

18.    Assignment; Successors. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns, but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned or transferred, by operation of law or otherwise. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

19.    Severability. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the Parties shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect, so long as the economic or legal substance of the Transactions are not affected in any manner materially adverse to any Party.

20.    Multiple Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

21.    Interpretation. It is expressly agreed by the Parties that this Agreement shall not be construed against any Party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any provision hereof or who supplied the form of this Agreement. Each Party agrees that it has exercised business discretion in negotiating this Agreement and this Agreement correctly reflects its understanding of the matters set forth herein and, therefore, waives the application of any law or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

22.    Action by the Partnership. Any consent, approval, decision or waiver that is required to be given or made, or that may be given or made, by the Partnership with respect to the matters set forth herein shall be given or made by the Partnership Conflicts Committee, unless it is has expressly waived in writing its right to give or make such consent, approval, decision or waiver.

23.    Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, representative or affiliate of any Party or any of their respective Affiliates (unless such Affiliate is expressly a Party) shall have any liability (whether in contract or in tort) for any obligations or liabilities of such Party arising under, in connection with or related to this Agreement; provided, however, that nothing in this Section 23 shall limit any liability of the Parties to this Agreement for breaches of the terms and conditions of this Agreement.

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IN WITNESS WHEREOF, the Parties have caused to be executed or executed this Agreement as of the date first written above.

TEGP:

TALLGRASS ENERGY GP, LP

By:	TEGP Management, LLC,
its general partner

By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

TE:

TALLGRASS EQUITY, LLC

By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

Signature Page to Support Agreement

PARTNERSHIP:

TALLGRASS ENERGY PARTNERS, LP

By:	Tallgrass MLP GP, LLC,
Its general partner

By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

Signature Page to Support Agreement